UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2009, Image Entertainment, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with EIM Capital Management, Inc. (“EIM”). EIM is wholly-owned and managed by Martin W. Greenwald, who is Chairman of the Company’s board of directors (the “Board”). Under the Consulting Agreement, EIM will receive a monthly fee of $35,000 in return for the following strategic consulting services provided by Mr. Greenwald on a non-exclusive basis: (i) creation of a conduit and exchange of ideas between Company management and the Board to reposition the Company to access additional capital; (ii) identification of opportunities to reduce Company expenditures; (iii) identification of opportunities to create additional revenue; and (iv) collaboration with the Company’s President and Chief Operating Officer to streamline certain Company operations, raise efficiency and lower overall costs to the Company. In addition to payment of a monthly fee, the Company will reimburse the Consultant for out-of-pocket expenses reasonably incurred in connection with the Consultant’s services to the Company. However, any single expense of $500 or more or travel expenses over $1,000 must be pre-approved in writing by the Company’s President. The Consultant will have use of a Company car until May 31, 2009.

The term of the Consulting Agreement ends July 31, 2009, but is subject to the Compensation Committee of the Board’s option to extend the Consulting Agreement on a month-to-month basis with thirty (30) days prior written notice to the Consultant. The Consultant and the Company have the right to terminate the Consulting Agreement upon thirty (30) days prior written notice following a Change in Control in the Company, as such term is defined in the Consulting Agreement. The Consultant has agreed to keep confidential certain non-public information relating to the Company, its business, vendors, customers and/or suppliers.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01. Other Exhibits.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a press release issued by the Company on April 2, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Consulting Agreement, dated as of April 1, 2009, between the Company and EIM Capital Management, Inc.
99.1	Press release, dated April 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: April 3, 2009	By:	/s/ MICHAEL B. BAYER

Name Michael B. Bayer
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement, dated as of April 1, 2009, between the Company and EIM Capital Management, Inc.
99.1	Press release, dated April 2, 2009.